Exhibit 4.3

THIS WARRANT AND THE UNDERLYING SECURITIES AND THE SECURITIES, IF ANY, ISSUABLE UPON THE CONVERSION OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

ASET THERAPEUTICS, INC.

WARRANT TO PURCHASE STOCK

No. W-1	September 21, 2016

For value received, this Warrant is issued to Roche Finance Ltd (“Holder”) and entitles Holder to subscribe for and purchase at the Exercise Price (as defined below) from ASET Therapeutics, Inc., a Delaware corporation (the “Company”), the Exercise Shares (as defined below) upon the terms and subject to the adjustments as provided herein. This Warrant is one of a series of similar Warrants (collectively, the “Warrants”) issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of the date hereof and executed by Holder and the Purchasers identified on Schedule I attached thereto (the “Purchase Agreement”).

1.    Definitions. As used herein, the following terms shall have the following respective meanings:

(a)    “Change of Control” means the occurrence of(i) any transaction or series of related transactions that results in a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than fifty percent (50%) of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors of the Company, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

(b)    “Exercise Period” means the time period commencing on the date hereof and ending on the earlier to occur of (i) immediately prior to a Change of Control or (ii) the tenth (10th) anniversary of the date hereof.

(c)    “Exercise Price” means the price per share of Qualified Financing Securities paid by the cash investors in a Qualified Equity Financing, subject to adjustment as provided in Section 3.

(d)    “Exercise Shares” means such number of Warrant Shares equal to the number of Qualified Financing Securities issued to the Holder upon conversion of such Holder’s Note(s) multiplied by five percent (5%).

(e)    “Holders” means (as the context requires) more than one of the holders of the Warrants or all of the holders of the Warrants collectively.

(f)    “Notes” means the Convertible Promissory Notes issued pursuant to the Purchase Agreement.

(g)    “Preferred Stock” means preferred stock of the Company.

(h)    “Qualified Equity Financing” has the meaning given such term Section 5 of the Notes.

(i)    “Qualified Financing Securities” means shares of the same series of Preferred Stock issued in a Qualified Equity Financing.

(j)    “Requisite Holders” has the meaning set forth in the Notes.

(k)    “Warrant Shares” means shares of Qualified Financing Securities.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in or by reference in the Purchase Agreement.

2.    Exercise of Warrant.

2.1    Cash Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth in Section 8(g) of the Purchase Agreement (or at such other address as the Company may designate in writing to the Holder):

(a)    an executed Notice of Exercise in the form attached hereto as Exhibit A;

(b)    payment equal to the Exercise Price multiplied by the number of Exercise Shares for which the Warrant is being exercised; and

(c)    this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder shall be issued and delivered to the Holder as soon as practicable after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2    Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the class and series of the Company’s capital stock to which the Exercise Shares belong (the “Stock”) is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of pursuant to Section 2.1(b) above, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of shares of the applicable class and series of Stock computed using the following formula:

X =	Y (A – B)
A

Where X =	the number of shares of Stock to be issued to the Holder

Y =	the number of shares of Stock then purchasable under the Warrant

A =	the fair market value of one share of the Stock as determined in accordance with Section 2.3 below (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

2.3    Determination of Fair Market Value. For purposes of this Warrant, the fair market value of one share of the Stock shall be determined by the Company’s Board of Directors in good faith as of the date of such calculation; provided, however, that:

(a)    in the event that this Warrant is exercised pursuant to this Section 2.2 in connection with the Company’s initial public offering (the “IPO”) of the Company’s Common Stock, the fair market value per share shall be the price per share of the Common Stock sold in such IPO multiplied by the number of shares of Common Stock into which a share of the Stock may be converted;

(b)    in the event that this Warrant is exercised pursuant to this Section 2.2 following the IPO, the fair market value per share shall be the number of shares of Common Stock into which a share of Stock may be converted multiplied by the fair market value per share of the Common Stock, which shall be (i) if such Common Stock is traded on a securities exchange or through the Nasdaq National Market, the average of the closing prices of the Common Stock on such exchange or quotation system over the 10 day trading period ending three days prior to the exercise of the Warrant; (ii) if such Common Stock is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 10 day trading period ending three days prior to the exercise of the Warrant; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined by the Company’s Board of Directors in good faith; and

(c)    in the event that this Warrant is exercised pursuant to this Section 2.2 in connection with a Change of Control of the Company, the fair market value per share of Stock shall be the price paid for such share of Stock (in cash or in property, as determined by the Company’s Board of Directors) in connection with the Change of Control.

3.    Adjustment of Exercise Price and Exercise Shares.

3.1    Changes in Class and Series of Capital Stock. In the event of changes in the applicable class and series of the outstanding Stock by reason of stock dividends, splits, recapitalizations, reclassifications, mergers, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. This Warrant need not be amended because of any adjustment in the number of Exercise Shares subject to this Warrant.

3.2    Certain Events. If at any time after the date of issuance of this Warrant there is an adjustment to the conversion price of any of the Company’s Preferred Stock pursuant to the Company’s charter then in effect, or if no Preferred Stock is then outstanding, there would have been an adjustment if any such shares were outstanding, then the Warrant Shares issued upon exercise of this Warrant shall receive the benefit of any such adjustment to its conversion price (to the extent exercisable for any series of Preferred Stock for which any adjustment to the conversion price has or would have been effected prior to exercise) upon the execution of this Warrant as if the holder thereof held the Warrant Shares issued upon exercise of this Warrant at the time of such adjustment. In case the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its Preferred Stock similar to or having an effect similar to any of the actions described in Section 3.1 (but not including any action described therein) and the Company’s Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Exercise Price and the aggregate number of Warrant Shares for which this Warrant is exercisable as a result of such action, then, and in each such case, the Exercise Price and the aggregate number of Warrant Shares for which this Warrant is exercisable shall be adjusted in such manner and at such time as the Company’s Board of Directors in good faith determines would be equitable in the circumstances.

4.    Fractional Shares; Effect of Exercise. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuance of any fractional share to the Holder upon exercise of this Warrant, the Company shall pay to the Holder otherwise entitled to such fraction a sum in cash equal to the product obtained by multiplying the applicable Exercise Price by such fraction. Upon exercise of this Warrant, the Company shall be forever released from all its obligations and liabilities under this Warrant and this Warrant shall be deemed of no further force or effect, whether or not the original of this Warrant has been surrendered to the Company pursuant to Section 2 hereof.

5.    No Stockholder Rights. This Warrant shall not entitle the Holder to any right to receive dividends, voting rights or other rights as a stockholder of the Company.

6.    Lost, Stolen, Mutilated or Destroyed Warrant. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company shall make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

7.    Notices. Any notice required or permitted under this Warrant shall be given in accordance with Section 8(g) of the Purchase Agreement.

8.    Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

9.    Amendment and Waiver. Any provision of this Warrant may be amended or waived in a writing signed by both the Company and the Requisite Holders and such amendment or waiver shall be binding on all Holders.

10.    Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding its internal rules governing the conflict of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

COMPANY:

ASET THERAPEUTICS, INC.

By:	/s/ David Epstein
David Epstein
Chief Executive Officer

Accepted:

HOLDER

Roche Finance Ltd

By:	/s/ Beat Kraehenmann
Name:	Beat Kraehenmann
Title:	Authorized Signatory

Date:

By:	/s/ Andreas Knierzinger
Name:	Andreas Knierzinger
Title:	Authorized Signatory

Date:

Signature Page – ASET Therapeutics, Inc. Warrant

EXHIBIT A

NOTICE OF EXERCISE

TO: ASET Therapeutics, Inc.

(1)    ☐ The undersigned hereby elects to purchase                  shares of                  of ASET Therapeutics, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any by; Check all that apply:

(a)    ☐ payment of US$                  by wire transfer, federal reference number                     ,

(b)    ☐ The undersigned hereby elects to purchase                  shares of                  of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)    Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned or in such other name as is specified below:

Holder

Address

(3)    The undersigned represents that (i) the aforesaid shares of Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding the undersigned’s investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Stock issuable upon exercise of this Warrant have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; (vi) the undersigned is an “accredited

Exhibit A-1

investor” (as defined in Rule 501 promulgated pursuant to the Securities Act); and (vii) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

Date	(Signature)

(Signature)

Exhibit A-2